Exhibit 10.4

LEASE

FALLBROOK TOWN CENTER

SOUTHEAST RETAIL BUILDING

575 FALLBROOK BLVD.

LINCOLN, NEBRASKA 68521

Fidelity & Guaranty

Life Business Services,

Inc.

Suite #202

i

4.11	No Rent Reduction	12
4.12	Relief of Rent Obligation for Landlord’s Delay	12

Article 5 Business Operations		12
5.1	Permitted Use of Premises	12
5.2	Prohibited Use of Premises	12
5.3	Hours of Operation	13
5.4	Parking	13
5.5	Signage	13
5.6	Security	13
5.7	Name	14

Article 6 Services Provided by Landlord		14
6.1	Standard Services	14
6.2	Interior Common Area Maintenance	15
6.3	Exterior Common Area Maintenance	15
6.4	Security Services	15
6.5	Discontinuance of Service	15
6.6	Energy and Water Shortage	15
6.7	Charge for Providing Extraordinary Property and Services	15
6.8	Limitation on Liability	16
6.9	Service Contracts	16

Article 7 Improvements, Alterations and Renovations by Tenant		16
7.1	Preconditions to Improvements, Alterations and Renovations	16
7.2	Consent Required	16
7.3	Governmental Permits	17
7.4	Insurance	17
7.5	Protection Against Liens	17
7.6	Alterations Belong to Landlord	18
7.7	Exterior Improvements	18

Article 8 Repairs by Tenant		18
8.1	Repairs by Tenant	18
8.2	Right to Cure Tenant’s Default	18

Article 9 Improvements and Repairs by Landlord		19
9.1	Alterations, Additions or Capital Improvements by Landlord	19
9.2	Repairs by Landlord	19

Article 10 Assignment, Subletting and Mortgaging by Tenant		19
10.1	Intent	19
10.2	Consent Required	19
10.3	Assumption by Assignee	20
10.4	Continuing Liability	20

Article 11 Subordination, Attornment and Mortgage Requirements		20
11.1	Subordination and Attornment	20
11.2	Requirements of Landlord’s Mortgagee	20
11.3	Estoppel Certificates	21

Article 12 Indemnification		21

Article 13 Insurance		21
13.1	Landlord’s Insurance	21
13.2	Tenant’s Insurance	22
13.3	Policy Forms	23
13.4	Certificates of Insurance	24
13.5	Increased Hazards	24
13.6	Waiver of Subrogation	24

Article 14 Damage and Restoration		25
14.1	Repairs by Landlord	25
14.2	Repairs by Tenant	26
14.3	Abatement of Rent	26

Article 15 Condemnation		26
15.1	Termination of Lease as to Portion Taken	26
15.2	Options to Terminate	26

Article 16 Environmental Matters		27
16.1	Prudent Environmental Management Practices	27
16.2	Survival	27

Article 17 Default by Tenant		28
17.1	Anticipatory Repudiation	28
17.2	Definition of Default	28
17.3	Landlord’s Remedies	29
17.4	Remedies are Cumulative	30

Article 18 Possession, Surrender and Termination		31
18.1	Possession	31
18.2	Holding Over With Landlord’s Consent	31
18.3	Surrender	31
18.4	Tenant’s Right to Terminate	32
18.5	Compliance with Applicable Law	32
18.6	Continuing Obligations	32

Article 19 Access of Landlord to the Premises		33
19.1	Right of Access	33
19.2	No Restricted Access	33
19.3	Prospective Tenants	33

Article 20 Waiver		34
20.1	Waiver	34

Article 21 Landlord’s Liability		34
21.1	Landlord’s Failure to Perform	34
21.2	Non-Liability of Landlord	34
21.3	Damage Caused by Other Tenants and Persons	35
21.4	Sale or Assignment by Landlord	35
21.5	Limitation on Liability	35
21.6	Commercial Purposes	35

Article 22 Force Majeure		35

Article 23 Interest		36

Article 24 Miscellaneous		36
24.1	Limitation of Interests	36
24.2	Time of Essence	36
24.3	Execution by Landlord	36
24.4	Renewal	36
24.5	Notices	36
24.6	Reimbursement of Landlord’s Processing Costs	37
24.7	Severability	37
24.8	Entire Agreement	37
24.9	Successors	37
24.10	Joint and Several Obligations	37
24.11	Choice of Law	37
24.12	Article and Section Headings	37

24.13	Short-Form Lease	37
24.14	Dispute Resolution	38
24.15	Right of First Refusal	38

Signature Page

Exhibits

v

DEFINITIONS

Premises. The term “Premises,” includes and shall be deemed to include the space demised hereunder and all improvements comprising or built in the space hereby demised, whether in existence at the time of execution of this Lease or installed thereafter. The space demised hereunder shall consist of the area indicated by the cross-hatched portion of Exhibit A-1 and is bounded by the interior surfaces of the perimeter walls and windows, the surfaces of interior load-bearing walls, the top of the floor slab and the bottom of the floor or roof slab of the floor or roof above.

Improvements. The term “Improvements” shall include all improvements existing at the commencement of the Term or at any time thereafter built by anyone in the Premises, including, without limitation, all walls and partitions; all interior finishes including wall and floor coverings; all ceilings and ceiling mounted light fixtures; all interior windows and window coverings; all doors and hardware, all mechanical, plumbing, fire protection, telecommunications, security and electrical systems, devices and equipment; and all other fixtures of all kinds serving other portions of the Building which may pass through the Premises.

Fixtures. The term “Fixtures” or “Trade Fixtures” shall include all personal property, furnishings and equipment presently located in or thereafter installed by or at the expense of Tenant, affixed to the Premises and used in the operation of the Tenant’s business. Such Fixtures shall remain the property of Tenant and Tenant may remove the same or any part thereof at any time during the term hereof, provided that Tenant, at its sole cost and expense, shall make any repairs to the Premises occasioned by such removal.

Building. The term “Building” means the building located at the southeast corner of Fallbrook Blvd. and NW 6th Street, identified by street address 575 Fallbrook Blvd., Lincoln, Nebraska, 68521, and as shown on Exhibit A-2.

Property. The term “Property” means the parcel of ground identified by the City of Lincoln as Lot 4, Block 4, Fallbrook 17th Addition, upon which the Building is located and includes all improvements thereon.

Town Center. The term “Town Center” means all buildings and all improvements which may exist from time-to-time on all of the property shown in Exhibit A-2, identified by the City of Lincoln as Lot 1, Block 1; Lot 1, Block 2; Lot 1, Block 3; Lots 1-4, Block 4; and Lots 1-2, Block 5 all in Fallbrook 17th Addition. The Town Center shall include all streets, roadways, parking areas and sidewalks adjacent thereto to the extent that they are constructed and maintained as private improvements.

THIS LEASE, made and entered into this 14th day of November 2011 by and between NEBCO, INC., a Nebraska corporation, (the “Landlord”), and Fidelity & Guaranty Life Business Services, Inc. (the “Tenant”).

SPECIFIC PROVISIONS OF THE LEASE

ARTICLE 1

SPECIFIC PROVISIONS, EXHIBITS AND SPECIAL CONDITIONS

The following Specific Provisions contained in Article 1 of this Lease (“Specific Provisions”) are an integral part of this lease. References in the Specific Provisions, Exhibits and other sections are for convenience and designate some of the General Conditions, Exhibits and other sections where Specific Provisions are discussed. Each reference in this lease to any of the Specific Provisions shall be construed to incorporate all the terms under each such Specific Provision. If there are any conflicts between the provisions of the Specific Provisions, the General Conditions contained in Articles 2 through 24, inclusive (“General Conditions”), and any Exhibits attached hereto, the terms of the Specific Provisions and thereafter the terms of the General Conditions shall control.

1.1 Premises.

(a) Floor: SECOND Suite Number: 202

(b) Rentable Area: 3,405 Sq. Ft. (2,957 Usable) as outlined in Exhibit A-1

(c) Proportionate Share of the Building: 7.76%

(d) Proportionate Share of the Second Floor: 15.94%

(e) Proportionate Share of the Town Center: 2.15% of 137,653 planned buildable sq. ft.

1.2 Dates & Term.

(a) The “Commencement Date” of the Lease shall be 2/1/2012.

(b) The initial “Term” of this lease shall be for Five (5) Years and Zero (0) Months, commencing on the Commencement Date and ending no later than midnight on 1/31/2017 (“Termination Date”).

(c) Tenant’s obligation to pay Base Rent shall commence on 2/1/2012. Thereafter, Base Rent shall be payable as provided in Article 4.

(d) Tenant’s obligation to pay Operating Expense Rent shall commence on 2/1/2012. Thereafter, Operating Expense Rent shall be payable as provided in Article 4.

1.3 Parking. All building employees and Second Floor tenants shall park in the rear (Southeast) side parking lot. Fallbrook Blvd & 6th St. parking magazines shall be for visitors and 1st floor retail clientele.

1.4 Monthly Rent.

(a) Base Rent. Tenant shall pay on a monthly basis 1/12th of the annual rent scheduled below payable as defined in Article 4.

Period	Per Square Foot Per Year of Rentable Area
Year One	$15.00
Year Two	$15.30
Year Three	$15.60
Year Four	$15.92
Year Five	$16.24

(b) Operating Expense Rent. In addition to the Base Rent payable by Tenant, Tenant shall pay monthly Tenant’s Proportionate Share of estimated Building Operating Expenses and Town Center Operating Expenses as defined in Article 4.

(c) Tenant’s Base Rent Rate reflects an 2% annual escalator.

(d) Upon 120 days’ notice to Landlord, Tenant may elect to extend the term of this lease for a period of Five (5) additional years pursuant to the current terms of the lease. A 2% escalator on base rent will still apply using the next year in succession after Year 5 of the current terms (i.e. – Year 6 will start at $16.56 and so on).

1.5 Security Deposit. $8512.50 (Two Month’s Rent) Security Deposit shall be refundable upon full performance of Lease terms herein.

1.6 Permitted Use of Premises. The Premises are to be used for Professional Office space and Tenant is entitled to quiet enjoyment of the Premises in connection with the use of the Premises as such.

1.7 Landlord’s Address.

Nebco, Inc.

1815 Y Street

Lincoln, Nebraska 68508

P: 402-434-1212, F 402-434-1799

1.8 Tenant’s Address.

Fidelity & Guaranty Life Business Services, Inc.

c/o Russell Laws

1001 Fleet Street

Baltimore, MD 21202

1.9 Exhibits. The following drawings and Special Provisions are attached hereto as Exhibits and by this reference are made a part of this Lease:

Exhibit A-1: Floor Plan Indicating the Premises

Exhibit A-2: Site Plan of Town Center Indicating Building and Premises Location

Exhibit B-1: Rules and Regulations – Building

Exhibit B-2: Rules and Regulations – Town Center

Exhibit C: Landlord and Tenant’s Construction Obligations

Exhibit D: Tenant Signage

Exhibit E: Hours of Operation

1.10 Special Conditions.

GENERAL CONDITIONS OF THE LEASE

ARTICLE 2

PREMISES

2.1 Demise. Landlord hereby leases to Tenant, and Tenant hereby leases and hires from Landlord, upon the terms and conditions herein set forth, those certain premises described in Section 1 and all subdivisions thereof, which are identified on Exhibit A-1 attached hereto. The Premises are situated in the Southeast Retail Building, 575 Fallbrook Blvd, Lincoln, Nebraska 68521, identified on Exhibit A-2 attached hereto, in the Fallbrook Town Center. In addition to the Premises, Tenant shall, as an appurtenance thereto, have full right of access to the Premises over and across such entrances, lobbies, halls and corridors, as Landlord may from time to time designate and provide for common use by tenants in the Building. Additionally, Tenant shall have full right of use of walkways, roadways, driveways and parking areas as Landlord may from time to time designate and provide for the common use of tenants in the Town Center.

2.2 Rights Reserved to Landlord. It is understood and acknowledged that this Lease shall be subject to any encumbrance shown on the title to the property on which the Building is located as such encumbrances affect Landlord’s interests in the property described therein, and that, except for the rights specifically and expressly granted to Tenant by this Lease, Landlord reserves all rights to the Premises, including but not limited the right to grant or relocate easements for the Building or in regard to the Premises, the exclusive rights to use those sections of the building not within the Premises, the exclusive rights to maintain, use, and/or repair utility and similar structures in and about the Premises and the Building, and the exclusive right to increase, change, reduce, or alter the size, configuration, layout, and/or location of any entrance or other common area in the Building.

ARTICLE 3

TERM

3.1 Term of Lease. Subject to sooner termination as hereinafter provided, the Term of this Lease shall commence on the Commencement Date, and shall end on the Termination Date.

3.2 Definition of Lease Year. “Lease Year” means a period of twelve (12) consecutive full calendar months. The number of Lease Years comprising the Term is specified in Section 1.2 above. The first Lease Year shall begin on the Commencement Date, if such Commencement Date shall occur on the first day of a calendar month. If the Commencement Date does not fall on the first day of a calendar month, the first Lease Year shall commence on the first day of the calendar month immediately following the month in which the Term would otherwise have commenced. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year.

ARTICLE 4

RENT AND CERTAIN OTHER AMOUNTS PAYABLE BY TENANT

4.1 Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord monthly in advance throughout the Term, Base Rent for the Premises in the amount(s) specified in Article 1 of this Lease, in United States currency, over and above all other charges herein set forth and without any set-off or counterclaim whatsoever; provided, however, that rent shall be subject to adjustment as provided in this Lease. Rent payable for any portion less than all of a calendar month shall be prorated on a per diem (thirty (30) day month basis). All payments of rent after the first payment shall be paid without notice on or before the first day of each and every calendar month during the Term or any extension thereof.

4.2 Area Calculations.

(a) Building Rentable Area. Since the First and Second Floors will function independently, they will be treated independently in calculating their respective Rentable Areas. Therefore, the Building Rentable Area shall be the sum of First Floor Rentable Area and Second Floor Rentable Area as defined below. The Rentable Areas are subject to adjustment from time to time to correct any error in measurement or if changes are made to the Building, and Tenant’s Proportionate Share shall be adjusted accordingly.

(b) First Floor Useable Area. First Floor Usable Area shall mean that area of the First Floor computed by measuring to the interior finish of exterior or other permanent walls, and to the inside face of exterior glass walls where at least fifty percent (50%) of the outer Building wall is glass. No deductions shall be made for columns and projections necessary to the Building.

(c) First Floor Rentable Area shall be derived by adding the area of the first floor building service rooms and Building Common areas to the First Floor Useable Area.

(d) First Floor Load Factor shall be derived by dividing the First Floor Rentable Area by the First Floor Useable Area.

(e) Second Floor Useable Area. The Second Floor is intended to become permanently configured for multi-tenant occupancy. Therefore, Useable Area shall mean that area of the Building actually useable to a tenant and does not include corridors, janitor rooms, mechanical and electrical rooms, washrooms or building lobby areas. The Useable Area shall be computed by measuring to the interior finish of exterior or other permanent walls, and to the inside face of exterior glass walls where at least fifty percent (50%) of the outer Building wall is glass. No deductions shall be made for columns and projections necessary to the Building.

(f) Second Floor Rentable Area shall be derived by adding the area of the first floor elevator/stair lobby, the elevator equipment room, the second floor elevator/stair lobby, the second floor restrooms, other second floor building service rooms and the second floor common corridor, to the Second Floor Useable Area.

(g) Second Floor Load Factor shall be derived by dividing the Second Floor Rentable Area by the Second Floor Useable Area.

(h) Tenant Usable Area shall mean that area of the Premises computed by measuring to the interior finish of exterior or other permanent walls, to the interior finish of corridor walls (if any), to the center of partitions that separate the Premises from adjoining premises not leased by Tenant, and to the inside face of exterior glass walls where at least fifty percent (50%) of the outer Building wall is glass. No deductions shall be made for columns and projections necessary to the Building.

(i) Tenant Rentable Area shall be derived by multiplying the Tenant’s Useable Area by the applicable Floor Load Factor.

4.3 Tenant’s Proportionate Share.

(a) Tenant’s Proportionate Share of the Building shall be calculated by dividing the Tenant’s Rentable Area by the Building’s Rentable Area.

(b) Tenant’s Proportionate Share of the Second Floor, if applicable, shall be calculated by dividing the Tenant’s Rentable Area by the Second Floor Rentable Area.

(c) Tenant’s Proportionate Share of the Town Center shall be calculated by dividing the Tenant’s Rentable Area by the Town Center Rentable Area.

4.4 Operating Expense Rent.

(a) Payment of Operating Expense Rent. Prior to the beginning of each calendar year during the term of this Lease, Landlord shall make its best estimate of Tenant’s Operating Expense Rent for that calendar year, and Landlord may revise that estimate from time to time during that calendar year, in accordance with changing conditions provided that Landlord provides Tenant with documentation satisfactory to Tenant that justifies the revision. For each and every calendar month during the Term, Tenant shall pay to Landlord in addition to the base rent specified above and at the same time and place as such rent is payable to Landlord, one-twelfth of Tenant’s estimated Operating Expense Rent. Said fraction of the estimated Operating Expense Rent shall be paid in advance, without any offsets or deductions. Operating Expense Rent for any portion less than all of a calendar month shall be prorated on a per diem (thirty (30) day month) basis. After the end of each calendar year, Landlord shall compute the actual Operating Expenses for such calendar year and notify Tenant of any correction from the estimated Operating Expenses for the preceding calendar year as soon as reasonably possible after the end of each such year. Within thirty (30) days after the giving of notice that the actual Operating Expenses were greater than the estimated Operating Expenses, Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate Share of the excess of the actual Building Operating Expenses over the estimated Operating Expenses for the preceding year. Should it be determined that the actual Operating Expenses for any calendar year were less than the estimated Operating Expenses, Tenant shall be entitled to a credit against future payments of rent, or a refund in the case of the last year of the Term, in an amount equal to Tenant’s Proportionate Share of the difference between the actual Operating Expenses and the estimated Operating Expenses. Operating Expenses shall not include financing and mortgage costs, depreciation expense, advertising for vacant space or building promotion, executive salaries, the cost of tenant vacant space or improvements, ground rent, leasing commissions, the cost of tenant improvements, legal fees for leasing vacant space in the building or enforcing Landlord’s rights under leases with tenants for space in the building, the cost of capital improvements, or, utility charges for providing utilities to other tenants in the building.

(b) Building Operating Expense Rent shall be equal to Tenant’s Proportionate Share of the Building Operating Expenses as defined below.

(c) Second Floor Operating Expense Rent shall be equal to Tenant’s Proportionate Share of the Second Floor Operating Expenses as defined below.

(d) Town Center Operating Expense Rent shall be equal to Tenant’s Proportionate Share of the Town Center Operating Expenses as defined below.

(e) Normalization of Variable Building Expenses. For the purpose of determining Variable Building Operating Expenses and that Proportionate Share of Operating Expense Rent payable by Tenant pursuant to this Article 4, the calculation shall be based on a full calendar year (except for the initial year in which the Building is operated) and Operating Expense Rent shall be deemed to have accrued uniformly during such calendar year. In the event, during any calendar year (including the initial operating year), the Building is less than ninety-five percent (95%) occupied at all times, the Operating Expenses shall be adjusted to reflect the Operating Expenses of the Building as though ninety-five percent (95%) were occupied at all times. Accordingly, for the purpose of calculating the tenant’s pro rata share of Operating Expenses, all expenses which vary with the occupancy of the Building shall be multiplied by a fraction, the denominator of which shall be the average percentage occupancy of the rentable area of the Building for the time period in question and the numerator of which is ninety-five percent (95%). Notwithstanding anything to the contrary contained herein, in no event shall Landlord be permitted to charge or collect more than the actual Operating Expenses incurred in any calendar year. The Tenant’s Proportionate Share of these Operating Expenses shall be commensurate with the Tenant’s Proportionate Share of the Building as defined in Section 1.1 above. Variable Operating Expenses shall be defined as those expenses that vary with the Tenant’s occupancy; Water, Electricity, Refuse, Janitorial Supplies, etc. (i.e. – if actual Variable Building Operating Expense is $50,000 and the building is 50% occupied, the calculation for Tenant’s Proportionate Share of Operating Expense Rent is as follows: ($50,000 x (.95/.50)) x 7.76%.)

(f) Normalization of Town Center Expenses. Since the Buildings and Improvements of the Town Center will be constructed and occupied over time, certain adjustments will be necessary in order that Tenants pay an appropriate share of the costs of operating and maintaining certain improvements. Therefore, until such time as all Buildings indicated on Exhibit A-2 have been constructed, Building Operating Expenses as defined below, shall include the costs to clean, maintain, remove snow and repair the sidewalks, landscaping, light fixtures, and furnishings that exist between the Building and street curbs of NW 6th Street and Fallbrook Blvd.; and the parking area behind the Building along with the utility yard, fences, walls, gates, light fixtures, accessories, furnishings associated therewith. At such time as all Buildings in the Town Center have been constructed, these Operating Expenses shall become Town Center Operating Expenses and shall be shared by all Tenants of the Town Center.

(g) Proration at Termination. The final payment under this Section for the calendar year in which this Lease terminates shall be prorated, based on the actual Operating Expenses for such year, through the termination of this Lease, and any Operating Expense Rent shall be due or a refund of overpayment made thirty (30) days after notification to Tenant of any adjustment.

(h) Statement of Operating Expenses. Landlord shall have available for inspection by Tenant during normal business hours a written statement showing in reasonable detail Landlord’s actual Operating Expenses for the previous calendar year after any notice required by this Lease has been given.

(i) Exhibits Reflecting Operating Expenses. All of the Operating Expenses identified and provided for in this paragraph 4.4 and its subdivisions shall be summarized in an Exhibit A-3 which may be created after execution of this lease, but shall be initialed by the parties and incorporated into this Lease by this reference.

4.5 Definition of Building and Second Floor Operating Expenses.

(a) Building Operating Expenses shall mean all of the actual expenses incurred or paid on account of the operation, cleaning, maintenance, repair, safety, management and security of the entire Building along with certain Expenses defined in Section 4.4(f) above, when applicable. Without limiting the generality of the foregoing, Building Operating Expenses shall include; real property taxes and any assessments or charges made under any betterment or improvement law or otherwise attributable to the Property whether owned in fee or held under a ground lease including the cost and expenses of any contest by appropriate legal proceedings of the amount or validity of such taxes; insurance including fire and extended coverage, vandalism and malicious mischief, difference in conditions coverage, public liability and property damage and worker’s compensation insurance customarily carried by owners of retail or mixed-use buildings; utilities; operation, maintenance and repair of: the building structural system; the exterior building enclosure and all associated components; the interior building common areas; heating, ventilating and air conditioning systems including automated controls; electrical distribution systems; electrical fixtures; fire detection, alarm and suppression systems; security system; electronic door access control system; and trash disposal. Building Operating Expenses shall include fees for legally required permits and licenses; the cost of management contracts or the cost of equivalent management services; supplies, wages, salaries and benefits of employees used in maintenance and general operations along with payroll taxes and similar governmental charges with respect thereto; the acquisition cost, rental fees and/or purchase price, or in lieu of purchase price, the annual depreciation allocable thereto, of all supplies, tools, machines and equipment used in operation and maintenance; audit and bookkeeping expenses; legal fees and expenses; financing expenses relating to operation and management; taxes upon or measured by Landlord’s gross income to the extent that such taxes have not already been recovered under Section 4.9 herein below, but excluding taxes upon or measured by Landlord’s net income; and personal property taxes, if any. The Building Operating Expenses may include the cost of alterations, additions and capital improvements required by any laws, codes, regulations or ordinances now or hereafter in effect, or made by Landlord to reduce energy requirements or which would have the effect of reducing the expenses which would otherwise be included in Building Operating Expenses, but shall not include other capital expenditures or depreciation on real property. Upon reasonable request by Tenant, Landlord shall supply documentation to Tenant sufficient to allow Tenant to verify the amount due by Tenant under this paragraph for Building Operating Expenses. These expenses shall be attributed to all tenants of the Building according to their proportionate share of the Building.

(b) The Second Floor is intended to become permanently configured for multi-tenant occupancy. As such, it requires exit stairs, an elevator, elevator lobbies, a corridor and restrooms that will benefit only Second Floor tenants. Therefore, the costs to clean, maintain and repair said stairs, lobbies, corridors and restrooms; and the costs to license, inspect, clean, maintain and repair the elevator and its associated equipment; to the extent that the costs can be reasonably ascertained, shall be attributed only to tenants of the Second Floor of the Building according to their proportionate share of the Second Floor.

4.6 Definition of Town Center Operating Expenses.

(a) Town Center Operating Expenses shall mean all of the actual expenses incurred or paid on account of the operation, cleaning, maintenance, repair, safety, management and security of the entire Town Center. Without limiting the generality of the foregoing, Town Center Operating Expenses shall include: real property taxes and any assessments or charges made under any betterment or improvement law or otherwise attributable to all or a portion of the Town Center property whether owned in fee or held under a ground lease including the cost and expenses of any contest by appropriate legal proceedings of the amount or validity of such taxes and not otherwise identified as part of a specific building’s Operating Expenses; Business Park or other similar Association fees; insurance including fire and extended coverage, vandalism and malicious mischief, difference in conditions coverage, public liability and property damage and worker’s compensation insurance customarily carried by owners of retail or mixed-use complexes; utilities; and the operation, cleaning, maintenance, repair, safety and security of any building or structure constructed upon the Town Center common areas. The Town Center Operating Expenses shall include the cleaning, maintenance, repair, safety, security and snow removal of all streets, drives, parking areas, utility yards, fences, walls, gates, sidewalks, light fixtures, furnishings, equipment, accessories, decorations, trees, grates, shrubs, ground cover, lawns, water features, and other improvements throughout the Town Center. Upon reasonable request by Tenant, Landlord shall supply documentation to Tenant sufficient to allow Tenant to verify the amount due by Tenant under this paragraph for Town Center Operating Expenses. These expenses shall be attributed to all tenants of all buildings in the Town Center according to their proportionate share of the Town Center.

4.7 Reimbursement For Repairs. Notwithstanding anything contained in Sections 4.5 and 4.6 above to the contrary, Tenant shall reimburse Landlord for all expenses incurred by Landlord in repairing any damage to the Premises, the Building or to the Town Center, which is attributable to the conduct of Tenant and/or Tenant’s directors, officers, partners, trustees, employees, agents, licensees, contractors and invitees (herein collectively called “Tenant’s Affiliates”). Landlord shall give Tenant notice of such damage and, except in cases of building safety, or to prevent further damage, shall give Tenant thirty (30) days to make repairs to the satisfaction of the Landlord. If Tenant fails to make the necessary repairs, the Landlord may undertake the same. Thereafter, Landlord shall notify Tenant of the amount of any such repair expenses, and upon demand Tenant shall reimburse Landlord. Any such reimbursement received by Landlord shall be credited to such portion of the Building Operating Expenses or the Town Center Operating Expenses as shall be attributable to the expenses incurred by Landlord in repairing such damage.

4.8 Late Payment Charges. Every installment of rent and every other payment due hereunder from Tenant to Landlord which shall not be paid within thirty (30) days after the same shall have become due and payable shall bear interest as provided in this Lease, after Landlord has provided thirty (30) days notice. It is also agreed that since collection of any amount past due imposes an administrative cost on Landlord, in addition to any fees of collection agents or attorneys or other out-of-pocket costs, Tenant will pay to Landlord a sum to reimburse Landlord for such administrative costs equal to the greater of $100.00 or five percent (5%) of the billing or other written demand rendered or made by Landlord, computed on the total amount of each such billing or demand but not to exceed one such billing or demand per month.

4.9 Tax on Rent and Other Payments. In addition to rent, Tenant shall also pay over and reimburse unto Landlord on each rental payment date during the Term or as otherwise provided in this Lease an amount equal to that portion of the State general excise or gross income tax, if any, assessed against Landlord and attributable to the rent and any other payments made by or on behalf of Tenant under the terms of this Lease or any other similar taxes imposed on Landlord on such payments in the nature of a gross receipts tax, sales tax, privilege tax or the like (excluding federal or state net income taxes) whether imposed by the United States of America, State of Nebraska, Lancaster County, City of Lincoln or any other duly authorized tax body, and Tenant shall also pay any and all increases in said taxes from time to time. The amount payable by Tenant shall be an amount which, when added to such rental or other payment, shall yield to the Landlord, after deduction of all such taxes or duties payable by Landlord with respect to such payments, an amount equal to that which Landlord would have realized from such payments had no such tax been imposed. It is the intent of this Section 4.9 and of the other provisions of this Lease to insure that the rent and other sums to be paid to Landlord by Tenant will be received by Landlord without diminution by any tax, assessment, charge or levy of any nature whatever, except United States and State of Nebraska net income taxes, and the terms and conditions of this Lease shall be liberally construed to effect such purpose.

4.10 Conveyance Tax. Tenant shall pay to Landlord, as additional rent, an amount equal to the conveyance tax, if any, imposed in respect to this Lease pursuant to Nebraska Revised Statutes, as amended, or any rules and regulations promulgated thereunder, and Tenant shall execute such documents as are necessary in connection with such tax.

4.11 No Rent Reduction. Except as specifically provided elsewhere in this Lease or by applicable law or statute, Tenant shall not be entitled to any suspension, abatement or reduction of rent, nor to the recovery of any sums for any loss or damage on account of the interruption of the use of the Premises or of any of the services required to be furnished by Landlord hereunder by reason of delays beyond the reasonable control of Landlord or Landlord’s contractors, or for noise, dust, or general inconvenience caused by construction within the Building, the Town Center, or adjacent thereto.

4.12 Relief of Rent Obligation for Landlord’s Delay. Tenant shall not be obligated to pay rent until the Premises are delivered for occupancy upon substantial completion of improvements to the Shell as contemplated in Exhibit C. If Landlord’s delay causes a delay in ability to deliver for occupancy, Tenant will not be obligated to pay rent until delivery of substantially completed Premises as described in Exhibit C. Tenant acknowledges that some items, as described in Exhibit C, are specific to the Tenant’s leased space and shall be constructed along with Tenant Improvement construction and not be deemed to be due to Landlord’s delay if delivered past Commencement Date due to Tenant Improvement delivery schedule.

ARTICLE 5

BUSINESS OPERATIONS

5.1 Permitted Use of Premises. The Premises may be used and occupied only for the purpose(s) set forth in this Lease and for no other purpose(s), except as consented to in writing by Landlord, which consent shall not be unreasonably withheld. Tenant will comply, at its own expense, with all laws, ordinances, governmental rules, and regulations applicable to the Premises.

5.2 Prohibited Use of Premises. No illegal or unlawful use shall be made of the Premises, nor shall any such act be done in or about the Premises. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant. Tenant shall not display any merchandise or conduct any sales outside the Premises or in any way obstruct the sidewalks, drives, roadways or parking areas except as consented to in writing by Landlord, which consent shall not be unreasonably withheld.

5.3 Hours of Operation. Tenant shall keep regular business hours and notify Landlord upon closing or being unattended for more than 72 hours. Nothing in this agreement shall prevent Tenant or it’s designates from having 24/7 access to the leased premises. Tenant acknowledges that this access will be controlled by the Building Management System access control from time to time during hours set forth by Landlord.

5.4 Parking. The Town Center shall contain parking areas for the use of tenants, employees, residents and their guests, clients and customers, having such number of parking spaces for passenger type vehicles as Landlord deems appropriate, subject to the requirements of the City of Lincoln as those requirements may exist from time to time. The Landlord shall have the right to adopt and promulgate reasonable nondiscriminatory rules and regulations including the right to designate parking areas for the use of tenant vehicles, employees of tenants, customers, guests and clients of tenants or residents, and to restrict parking areas from use by tenant vehicles, employees of tenants or residents, and to adopt reasonable enforcement procedures. Landlord’s right to adopt the foregoing shall not restrict any of Tenant’s rights with respect to parking without Tenant being given the right to review and approve any proposed policy. Unless specifically provided for in this Lease, nothing herein shall be interpreted as a reservation or guarantee that certain parking spaces will be made available at all times to Tenant, Tenant’s employees, or Tenant’s patrons.

5.5 Signage. Tenant shall be entitled to identification on all interior and exterior building directories that identify 2nd floor tenants and on the Tenant’s suite entry. Tenant shall not place or maintain any sign on the Premises without Landlord’s written consent which may be given or withheld at Landlord’s sole discretion. Upon receipt of Landlord’s consent, Tenant may install and maintain the approved signs subject to any and all permits, inspections and fees required by the City of Lincoln. Except to the extent permitted by Landlord, Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, post, place or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Premises or upon the Building at places visible, either directly or indirectly as an outline or shadow on a glass pane, from anywhere outside the Premises.

5.6 Security. At Tenant’s sole cost and expense, Tenant shall be solely responsible for providing security for the Premises and Landlord shall have no responsibility therefore; any such security system shall be consented to by Landlord, in writing, prior to any installation by Tenant The building is equipped with a building management system that will provide Tenant controlled access at all hours as requested by Tenant.

5.7 Name. Tenant may use “Fallbrook” or “Fallbrook Town Center” or other name as stipulated by Landlord as its advertised address or part of its advertised address. The right to use such name for such purpose for the term of this Lease is hereby licensed by Landlord to Tenant. Landlord retains all property and intellectual rights in the name and all associated graphics, and Tenant does not acquire or have any rights in or to such name other than expressly granted by Landlord in this Section 5.8.

ARTICLE 6

SERVICES PROVIDED BY LANDLORD

6.1 Standard Services.

(a) Water. As a Building Operating Expense, Landlord shall pay for all water use within the Building. Landlord reserves the right to install a sub-meter on water service lines to any Tenant that uses extraordinary amounts of water. Each Tenant shall be responsible for and pay for the installation of water heaters.

(b) Sewer. As a Building Operating Expense, Landlord shall pay for sanitary sewer usage.

(c) Gas. The Premises shall be equipped with an independent gas meter. Tenant shall be responsible for and pay for all gas usage within the Premises. As a Building Operating Expense, Landlord shall pay for all gas use in the common areas of the Building.

(d) Electric. The First Floor premises shall be equipped with an independent electric meter. Tenant shall be responsible for and pay for all electric usage within the Premises. The Second Floor premises shall take electric service from the Second Floor house main panel in Second Floor mechanical room. As a Building Operating Expense, Landlord shall pay for all electrical use in the common areas of the Building.

(e) Telecommunications. Tenant shall contract for its own telecommunications and/or data service.

(f) Heating, Ventilating and Air Conditioning. As a Building Operating Expense, Landlord shall maintain the system, and all components, wherever located in the Building.

(g) Janitorial. Tenant shall contract for janitorial services within the Premises. As a Building Operating Expense, Landlord shall provide and/or contract for customary janitorial services to the building common areas.

(h) Trash Removal. Tenant shall contract for trash removal from the Premises to the building’s common trash receptacle. As a Building Operating Expense, Landlord shall provide and/or contract for trash removal from the common trash receptacle.

(i) Landscape Maintenance. As a Town Center Operating Expense, Landlord shall provide landscape maintenance

(j) Snow Removal. As a Town Center Operating Expense, Landlord shall provide and/or contract for snow removal.

6.2 Interior Common Area Maintenance. As a Building Operating Expense, Landlord shall maintain the interior common areas of the Building as defined in Section 4.3 above.

6.3 Exterior Common Area Maintenance. As a Town Center Operating Expense, Landlord shall maintain the exterior common areas of the Town Center as defined in Section 4.4 above.

6.4 Security Services. Nothing contained herein shall obligate Landlord to provide security systems, devices or procedures and the parties agree that nothing in this Lease is intended to impose a duty upon Landlord to provide security systems for the Premises, Building, and/or Town Center except for the building management system that provides controlled access to the building and 2nd floor.

6.5 Discontinuance of Service. Landlord reserves the right, on thirty (30) days prior written notice to Tenant, to cut-off and discontinue any or all services without liability to Landlord, whenever and during any period in which bills for the same remain unpaid by Tenant. Any such action by Landlord pursuant to the immediately preceding sentence shall not be construed by Tenant or any other party interpreting this Lease as an eviction or disturbance of possession of Tenant or an election by Landlord to terminate this Lease on account of such nonpayment.

6.6 Energy and Water Shortage. Should it become necessary or desirable because of recommendations or directives of public authorities to reduce energy or water consumption within the Building, Tenant will reduce its energy and water consumption in accordance with reasonable, uniform and non-discriminatory standards established by Landlord, provided it does not impair Tenant’s ability to conduct business.

6.7 Charge for Providing Extraordinary Property and Services. If any property or services other than those required to be provided by Landlord to Tenant under this Lease are provided by Landlord at the request of Tenant or for the benefit of Tenant, Tenant shall pay Landlord for such extraordinary property or services. Landlord shall notify Tenant of the amount of any such payment due from time to time, and Tenant shall make such payment to Landlord at Landlord’s office, on or before the first day of the calendar month immediately following the calendar month in which any such notice is given.

6.8 Limitation on Liability. Landlord shall not be liable for any damages caused by the services to be provided by Landlord hereunder, or for interruption, malfunction or curtailment of any of said services caused by maintenance, labor disturbances or labor disputes (whether caused by Landlord or otherwise), accidents, repairs, wars, riots and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable, for loss of or injury to persons or property, or any consequential loss or damage, however occurring, through or in connection with or incidental to the furnishing of any such service. No such interruption, malfunction or curtailment shall relieve Tenant from any of its obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant’s use and possession of the Premises or Town Center or breach by Landlord of any of its obligations hereunder.

6.9 Service Contracts. Any service which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished in whole or in part by employees of Landlord or its managing agent for the Building, or by one or more third persons.

ARTICLE 7

IMPROVEMENTS, ALTERATIONS AND RENOVATIONS BY TENANT

7.1 Preconditions to Improvements, Alterations and Renovations. The provisions of this Article shall apply to any alterations, improvements or additions undertaken by Tenant subsequent to the Commencement Date.

7.2 Consent Required. Tenant shall be allowed to make cosmetic alterations within the Premises without the consent of Landlord. Cosmetic alterations include painting, wall covering, and other similar activities. Tenant shall not make alterations, improvement or additions in or to the Premises which would be considered structural in nature, such as moving walls or doors, modifications to the mechanical and electrical systems, or other similar activities, nor make any repairs requiring any such alterations, improvements or additions (hereinafter referred to as “Tenant Work”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. As a condition to any such consent, Tenant shall comply with and/or satisfy each of the following conditions: (a) Tenant shall obtain Landlord’s written approval of Tenant’s construction contractor(s) and architect, which approval shall not be unreasonably withheld; (b) Tenant shall submit plans and specifications for Tenant Work and obtain Landlord’s written approval at least thirty (30) days prior to such date, (c) Tenant shall certify, either by Tenant’s architect and/or engineer or upon completion, that Tenant Work fully complies with all applicable laws, ordinances, regulations, and rules, including without limitation, the Americans With Disabilities Act or any other similar federal, state or local laws or ordinances and the regulations promulgated there under. If, during the Term, any change, alteration, addition or correction in or to the Premises or any portion thereof is required by any law, rule or regulation or any governmental authority, Landlord shall first give its written consent thereto and such change, alteration, addition or correction shall then be made by Tenant at its sole expense. Landlord shall not be liable for any failure by Tenant to comply with the requirements of the Disability Access Laws with respect to the Premises during the Term hereof and Tenant expressly releases and agrees to hold Landlord harmless from any and all liability for any failure by Tenant to so comply.

7.3 Governmental Permits. Tenant shall be responsible for and obtain all governmental approvals necessary to commence construction obtained, including but not limited to a building permit. Any Tenant Work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work shall be promptly replaced at Tenant’s sole expense, notwithstanding any failure by Landlord to object to any such work, and Landlord shall have no responsibility therefor.

7.4 Insurance. In addition to any other insurance required under this Lease, during construction of any Tenant Work, Tenant or Tenant’s contractor shall maintain a comprehensive general liability insurance policy satisfactory to Landlord in form, content and amount of coverage, insuring Landlord, Tenant and such other parties as Landlord shall specify against loss or damage to third parties or their property from hazards normally insured against in the construction industry with respect to construction of the Tenant Work. Tenant shall provide Landlord with certificates of insurance certifying that such insurance is effective prior to commencing construction.

7.5 Protection Against Liens. Tenant shall promptly pay all contractors, subcontractors and material suppliers, and shall keep the Premises, the Building and the Town Center free from any liens or encumbrances arising out of any work performed by or for Tenant, materials furnished for Tenant or obligations incurred by Tenant. As a condition precedent to Tenant’s payments of sums owed by Tenant to its contractors and material suppliers, Tenant shall require such contractors, their subcontractors and material suppliers to submit lien releases to Tenant in form and content satisfactory to Landlord and Tenant shall include a provision in any contract for the performance of service, labor, and/or the provision of materials on the Premises providing that, as a condition precedent to the performance of any such service Tenant’s contractor and its subcontractors and/or suppliers agree to waive any rights to claim a lien that may exist or may come to exist as a result of their provision of services, labor, and/or material at the Premises. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims for mechanic’s, material suppliers or other liens in connection with any Tenant Work. If a mechanic’s or material suppliers lien shall be filed against the Premises, the Building or the Town Center for or purporting to be for labor or material alleged to have been furnished or to be furnished to or for Tenant, Tenant shall bond against or discharge said lien within five (5) days after the filing of same. If Tenant fails to bond against or discharge said lien as aforesaid, Landlord may pay the amount of such lien or discharge same by deposit or by bonding against such lien. Any amount paid or expense incurred by Landlord pursuant to this Section shall be paid by Tenant to Landlord upon demand, together with interest thereon from the date of payment by Landlord at the rate provided below.

7.6 Alterations Belong to Landlord. All alterations, additions, or improvements to the Premises, whether temporary or permanent, made either by Landlord or Tenant shall be for the benefit of Tenant, shall be deemed to become an integral part of the Premises and at end of Term, shall remain or be removed as provided below.

7.7 Exterior Improvements. Tenant shall not install any exterior light, shade, awning, satellite dish, antenna or any other device or make any exterior decoration or painting, or make any changes to the store front without Landlord’s prior written consent which may be given or withheld in Landlord’s sole discretion.

ARTICLE 8

REPAIRS BY TENANT

8.1 Repairs by Tenant. Tenant will keep and maintain the Premises, and all improvements by whomsoever constructed at any time in the Premises or outside the Premises to the extent that such improvements service the Premises only, in good, clean condition and repair. Tenant hereby waives any right to make repairs at Landlord’s expense or to deduct the cost thereof from rent or any other sums to be paid hereunder by Tenant to Landlord. Tenant shall not make changes to locks on doors or add, disturb or in any way change any plumbing, heating and air-conditioning system, fire sprinkler system or wiring without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. All damage or injury done to the Premises by Tenant or by any persons who may be in or upon the Premises shall be promptly repaired by Tenant in quality and style not less than as originally installed by Landlord or Tenant, at Tenant’s sole cost and expense, to the satisfaction of Landlord. All repairs to the structure of the Building, including the roof, mechanical, electrical and fire sprinkler systems, shall be done by or under the direction of Landlord as provided herein. Except as otherwise provided in this Lease, Landlord shall have no obligation to repair the Premises or any improvements therein.

8.2 Right to Cure Tenant’s Default. If Tenant fails to make proper repairs or alterations in accordance with this Lease and to the reasonable satisfaction of Landlord as soon as reasonably possible after Landlord’s written demand, Landlord may make such repairs or alterations without liability to Tenant for any loss or damage which may accrue to Tenant’s stock or other property or to Tenant’s business by reason thereof. Upon completion of such repairs or alterations, Landlord shall notify Tenant of the cost of any such repair or alteration expenses, and Tenant shall reimburse Landlord therefor pursuant to and in accordance with the provisions of this Lease.

ARTICLE 9

IMPROVEMENTS AND REPAIRS BY LANDLORD

9.1 Alterations, Additions or Capital Improvements by Landlord. Landlord may make any alterations, additions or capital improvements required by law or which Landlord may deem necessary for the preservation, safety or improvement of the Premises, the Building or the Town Center. If such alterations or improvements are done solely for the purposes of reducing expenses which would otherwise be included in Building Operating Expenses or the Town Center Operating Expenses, the cost thereof shall be deemed to be a part of the Building Operating Expenses or the Town Center Operating Expenses as described herein.

9.2 Repairs by Landlord. Landlord shall repair or if required, replace the structural elements, including the roof, exterior enclosure, elevator, mechanical, electrical and fire sprinkler systems of the Building, including, without limitation, those within the Premises, as the same may exist from time to time. The cost of repairs shall be deemed to be a part of the Building Operating Expenses. The cost of total replacement shall be at Landlord’s cost and expense. Except for emergencies which directly affect the Tenant’s business operations, Landlord shall have no obligation to make repairs under this section until a reasonable time after discovery of the need for such repairs. If such repairs are necessitated by the act or omission of Tenant or Tenant’s Affiliates, the cost of such repair shall be borne by Tenant.

ARTICLE 10

ASSIGNMENT, SUBLETTING AND MORTGAGING BY TENANT

10.1 Intent. The Landlord desires a Lease with a singularly responsible party who will diligently fulfill the terms of the Lease. The Tenant desires to be such a party for the life of the Lease. However, if at some future time, it would be mutually beneficial to have a substitute Tenant, or another party to share the Lease obligations of the Tenant; Landlord and Tenant will endeavor to negotiate a mutually beneficial agreement which may include assignment of this Lease or subletting of all or a portion of the Premises.

10.2 Consent Required. Tenant shall not, without the prior written consent of Landlord, sell, assign, mortgage, pledge, encumber or otherwise transfer or dispose of this Lease or any interest herein, or sublet the Premises or any part thereof. Landlord shall have the right to withhold such consent in its sole discretion. Any of the foregoing acts without such consent shall be void and constitute a default under this Lease. A condition precedent to any consent of Landlord shall be Tenant’s agreement to pay to Landlord any costs and expenses reasonably incurred by Landlord in connection with such consent, including for review by and consultation with Landlord’s legal counsel, securing credit reports, administrative overhead and the like. Any such consent by Landlord shall not, unless otherwise agreed, release Tenant from any of Tenant’s obligations hereunder, or be deemed to be consent to any subsequent sale, assignment, mortgage, pledge, encumbrance, transfer, disposition or subletting. No sale, assignment, subletting, mortgaging, pledge, encumbrance, transfer or disposition shall be allowed to be made by Tenant if there is any default by Tenant under the terms of this Lease.

10.3 Assumption by Assignee. Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, additional rent and adjustments of rent, and for due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment and an instrument in recordable form and satisfactory to Landlord which contains a covenant of assumption by the assignee, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

10.4 Continuing Liability. No sale, assignment or sublease of Tenant’s interest in the Premises, if approved by Landlord, shall in any way release Tenant from any liability or responsibility assumed by Tenant under this Lease, unless otherwise agreed.

ARTICLE 11

SUBORDINATION, ATTORNMENT AND MORTGAGE REQUIREMENTS

11.1 Subordination and Attornment. This Lease shall be subject to and subordinate at all times to such liens and encumbrances as are now on or as Landlord may hereafter impose on the Town Center, the Building or the Premises, and on Landlord’s interest or estate herein without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. In confirmation of such subordination, Tenant agrees to promptly execute and deliver any instrument that any such lien holder may reasonably require to evidence such subordination provided that Tenant has twenty (20) days to review and propose changes to such instrument. If any such holder of a lien or purchaser on foreclosure of such lien shall require, Tenant shall attorn to it and this Lease shall then continue in effect in the event of acquisition of the interest of Landlord by such lien holder or purchaser on foreclosure of such lien.

11.2 Requirements of Landlord’s Mortgagee. If Landlord shall elect to transfer this Lease or subject it to a mortgage or other interest of a third party, of if any proceedings are brought for the foreclosure of or sale of the Town Center, the Building or the Premises under any mortgage, whether or not this Lease is terminated by such foreclosure or sale, Tenant agrees that it will, upon request by the Landlord and/or purchaser, attorn to the purchaser upon any foreclosure or sale and recognize such purchaser as Landlord under this Lease. Tenant agrees to execute on request a nondisturbance and attornment agreement and any other necessary documents to effectuate Tenant’s agreement under this paragraph, provided that Tenant has twenty (20) days to review and propose changes to any such agreement, it being the intent hereof that if this Lease should be terminated by such foreclosure or sale, it shall, upon request by the purchaser, be reinstated as a Lease between the purchaser and Tenant. Tenant, upon request of any party in interest, shall execute such instrument or instruments as shall be requested by Landlord to continue this Lease with respect to any subsequent interest acquired by any third party.

11.3 Estoppel Certificates. Tenant shall, at any time and from time to time, upon not less than twenty (20) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which the rental and other charges, if any, are paid in advance, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and that there are no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such default, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrance of all or any portion of the Town Center, the Building or the Premises.

ARTICLE 12

INDEMNIFICATION

Subject to all of the provisions of this Lease, Landlord and Tenant agree to indemnify, defend and save each other harmless from any and all claims for bodily injury (including death) or property damage made against one party hereto if (1) arising from any breach or default by either party (including its agents, invitees, employees or contractors) in the performance of any covenant or agreement on its part to be performed pursuant to the provisions of this Lease, or (2) occurring within or on the Property and arising from the misconduct or negligence of either party (including its agents, invitees, employees or contractors). This indemnity shall include all court costs, environmental damages and losses, attorneys’ fees, expenses and liabilities incurred by either party and shall survive termination of this Lease.

ARTICLE 13

INSURANCE

13.1 Landlord’s Insurance.

(a) Commercial General Liability Insurance. As an Operating Expense, Landlord shall at all times during the Term maintain a policy or policies of “commercial general liability” insurance, with a general aggregate limit of not less than $2,000,000.00, and with a per occurrence limit of not less than $1,000,000.00. Provided that the amount of such coverage or coverages does not decrease below the limits stated above, Landlord, in its sole and absolute discretion may periodically reevaluate the scope of the risks covered and the liability limits of such insurance policies and, if necessary, increase or decrease such coverage or liability limits in order to provide coverage of risks and liability limits which a prudent businessman would provide under similar circumstances.

(b) Property and Casualty Insurance. As an Operating Expense, Landlord shall at all times during the Term keep all structural portions of the Building (excepting leasehold improvements, furniture, fixtures and equipment of any tenant of the Building) and all other improvements located adjacent thereto insured against (a) all of the risks covered by a standard “Special Form” endorsement, and (b) such other hazards or risks Landlord, in its sole discretion, deems it necessary to insure against. This coverage shall be in an amount equal to the full replacement cost of such improvements without deduction for depreciation, shall be written on an “Agreed Value” basis, and at Landlord’s option may have a further endorsement showing coverage for the loss of rental income and extra expenses incurred after an insured occurrence during the period of restoration of the improvements.

13.2 Tenant’s Insurance.

(a) Commercial General Liability Insurance. Tenant shall maintain at its own expense during the Term a policy or policies of “commercial general liability” insurance in form and with coverage satisfactory to and approved by Landlord, with limits not less than those set forth above. The commercial general liability insurance shall specifically cover general liability, personal and advertising liability, medical payments and products/completed operations liability. Such insurance shall be primary, shall name Landlord as an Additional Insured, and shall specifically insure performance by Tenant of the provisions of this lease, including the indemnifications provided herein; provided, however, that the limits of such insurance shall not limit the liability of Tenant under, said Article 12 above. If required by Landlord, Tenant shall also obtain pollution liability insurance if the same is commercially available. Tenant shall also increase the liability limits or the scope of the risks covered by such insurance policies to such higher levels or such broader scope of risks as Landlord may from time to time reasonably specify. The coverage required hereunder shall state that Tenant’s insurance shall apply separately to each insured against whom a claim is made or a suit is brought, except with respect to the limits of the insurer’s liability. If Tenant’s liability policy or policies cover locations other than the Premises, such policy or policies shall contain an endorsement stating that “general aggregate” limits of liability apply separately to the Premises. If such insurance shall become reduced to fifty percent (50%) or less of the limits of liability set forth in this Lease, Tenant shall immediately at its own expense purchase insurance to reinstate the limits of liability required by this Lease.

(b) Leasehold Improvements. Tenant shall at its own expense and at all times during the Term keep all of the leasehold improvements (excepting only the structural components of the Building and demising partitions and including, but not limited to all electrical, mechanical and other fixtures and equipment located above Tenant’s ceiling, but below the concrete slab of the floor above and below Tenant’s flooring, but above the concrete slab of the floor below), and Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, insured against (a) all of the risks covered by a standard “Special Form” endorsement, and (b) such other hazards or risks which a prudent businessman would insure against. This coverage shall be in an amount equal to the full replacement cost of such leasehold improvements, electrical, mechanical and other fixtures without deduction for depreciation and shall be written on an “Agreed Value” basis. Any policy proceeds shall be used for the, repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under its applicable provisions. If the Premises are not be repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive from such insurance proceeds an amount equal to the Agreed Value of Tenant’s leasehold improvements.

(c) Worker’s Compensation and Employer’s Liability Insurance. Tenant shall maintain at its own expense during the Term a policy or policies of “worker’s compensation” insurance with minimum limits as required by Nebraska Statutes and the rules and regulations promulgated thereunder, and a policy or policies of “employer’s liability” insurance. Both policies shall be in form and with coverages satisfactory to and approved by Landlord. Tenant shall increase the liability limits or the scope of the risks covered by such insurance policies to such higher levels or such broader scope of risks as Landlord may reasonably specify.

13.3 Policy Forms. Policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, Landlord’s mortgagee, if any, and others hereinabove mentioned. All property damage policies shall name Landlord as an additional loss payee, and shall contain a provision that Landlord, although named as an additional loss payee shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the acts, omissions and/or negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must:

(a) provide that the liability of the insurer thereunder shall not be affected by, and that the insurer shall not claim, any right of set-off, counterclaim, apportionment, proration, or contribution by reason of, any other insurance obtained by or for Landlord, Tenant, or any person claiming by, through, or under any of them;

(b) contain no provision relieving the insurer from liability for loss occurring while the hazard to buildings, improvements and fixtures is increased, whether or not within the knowledge or control of, or because of any breach of warranty or condition or any other act or neglect by Landlord, Tenant, or any person claiming by, through, or under any of them;

(c) provide that such policy may not be cancelled, whether or not requested by Tenant, except upon the insurer giving at least sixty (60) days’ prior written notice thereof to Landlord, Tenant, and every other person in interest who has requested such notice;

(d) contain a waiver by the insurer of any right of subrogation to any right of Tenant against Landlord for property damage, or any person claiming by, through, or under Tenant;

(e) be written as primary policies, not contributing with and not in excess with any coverage that Landlord may carry.

13.4 Certificates of Insurance. On or before the Commencement Date, or the date Landlord delivers possession of the Premises to Tenant, whichever occurs first, Tenant shall deposit with Landlord current certificates of insurance issued by the insurance carriers certifying that Tenant has in effect all the insurance required in this Lease, if applicable. Tenant shall also deposit current copies of all insurance policies and endorsements required by these Sections. Thereafter, all amendments and subsequent endorsements to such policies shall be delivered to Landlord as and when the same become effective. All certificates of such insurance policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each such policy.

13.5 Increased Hazards. Upon demand, Tenant agrees to immediately pay Landlord the amount of any increase in Landlord’s property insurance premiums during the which result from Tenant doing any act in or about the Premises which increases Landlord’s property insurance rates and/or premiums, whether or not Landlord has consented to such act on the part of Tenant. If Tenant installs in Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing contained herein shall be deemed to constitute Landlord’s consent to such overloading.

13.6 Waiver of Subrogation. Each of tenant’s insurance policies shall include a waiver of the insurer’s rights of subrogation against Landlord. Tenant shall look solely to the proceeds of its respective casualty insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction.

ARTICLE 14

DAMAGE AND RESTORATION

14.1 Repairs by Landlord.

(a) If the Premises or any portion of the Building shall be damaged or destroyed by any casualty insurable under standard fire and extended coverage policies, or if the Building shall be damaged by any other type of casualty to an extent less than twenty-five per cent (25%) of what had been the assessed value of the Building for real property tax purposes immediately prior to such other type of casualty, Landlord shall, except as otherwise provided in this Lease and subject to any delay or inability from causes beyond its control, repair and/or rebuild the same substantially to what had been the condition thereof immediately prior to such damage or destruction, and rent shall be abated proportionately as provided in this Lease.

(b) If the Building shall be destroyed or shall be damaged to the extent of twenty-five per cent (25%) or more of what had been the assessed value thereof for real property tax purposes immediately prior to the casualty, and such casualty shall not have been insurable under standard fire and extended coverage policies, then Landlord may, at its option, either terminate this Lease or elect to repair such damage or rebuild the Building. If Landlord elects to repair or rebuild the Building, it shall perform such repair or rebuilding as provided in herein, and rent shall be abated proportionately as provided in this Lease. Within thirty (30) days after any such casualty, Landlord shall notify Tenant whether Landlord intends to repair or rebuild the Building, accompanied by a schedule showing the time required for such rebuilding. If Landlord elects not to repair or rebuild, this Lease shall terminate effective as of the date of Landlord’s notice that Landlord does not intend to rebuild, and all further obligations of both parties hereunder shall cease (other than those which shall theretofore have accrued).

(c) Tenant’s Right to Terminate. If the damage to the Building materially affects the Tenant’s Premises, the Tenant shall have the right to terminate this Lease if (1) the Landlord’s reconstruction schedule, reasonably and professionally created, indicates that the damage to the Premises cannot be repaired within ninety (90) days from the date of the damage, or (2) Landlord commences and proceeds with due diligence but fails to complete the repair of the damage as required herein within the ninety (90) day period, subject to an extension of time by agreement of both parties for an excusable delay. Tenant may terminate this Lease as follows: for the reason stated in clause (1) above, by notice to the Landlord within twenty (20) days from the date on which the reconstruction schedule is delivered to Tenant; or if for the reason stated in clause (2) above, by such notice within twenty (20) days from the end of the ninety (90) day period, as it may have been extended by an excusable delay.

14.2 Repairs by Tenant. Notwithstanding anything contained in Section 14.1 above to the contrary, in the event of any damage or destruction affecting the Premises, Tenant shall, unless this Lease is terminated pursuant to Section 14.1(b) above, forthwith replace or fully repair all improvements, trade fixtures, equipment, display cases and other property originally installed by Tenant in the Premises. Except as otherwise provided in this Lease, Landlord shall have no interest in the proceeds of any insurance carried by Tenant with respect to Tenant’s interest in the Premises or this Lease, and Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

14.3 Abatement of Rent. During any period in which, by reason of any damage or destruction not resulting from the acts or omissions of Tenant or Tenant’s Affiliates, there is interference with the operation of Tenant’s business in the Premises, Base Rent and Operating Expense Rent shall be appropriately abated for the proporation of the premises rendered untenable for the period commencing with such destruction or damage and ending with the completion by Landlord of such repair.

ARTICLE 15

CONDEMNATION

15.1 Termination of Lease as to Portion Taken. Tenant hereby covenants and agrees with Landlord that in the event the Premises, or any part thereof, are taken, damaged consequentially or otherwise, or condemned by public authority, this lease shall terminate, as to the part so taken, as of the date title shall vest in the said public authority, and the rental reserved shall be adjusted so that Tenant shall be required to pay rent equitably reduced for the portion of the Premises taken, damaged or rendered inaccessible to Tenant. Tenant’s Proportionate Share of Building Operating Expenses and Town Center Operating Expenses shall also be equitably reduced to reflect such condemnation. On any such termination due to condemnation, the rent and other charges, if any, payable hereunder shall be prorated as of the date of such termination, provided that rent shall be payable by Tenant to Landlord for any holdover tenancy according to the provisions of this Lease.

15.2 Options to Terminate. In the event of any condemnation as contemplated in this Lease, Landlord shall have the right to terminate this Lease by giving Tenant written notice of termination within sixty (60) days after such taking. If more than twenty-five percent (25%) of the Premises is taken by condemnation or not reasonably accessible to Tenant and if the remaining part is thereby rendered unfit for Tenant’s use in Tenant’s sole determination, Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination within thirty (30) days after possession is lost or title passes, whichever shall first occur. Any such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given.

ARTICLE 16

ENVIRONMENTAL MATTERS

16.1 Prudent Environmental Management Practices. Notwithstanding any contrary provisions of this Lease whatsoever, neither party shall use, nor permit the use of, the Premises, the Building or the Land so as to create or result in, directly or indirectly, (a) any sudden or gradual spill, leak, discharge, escape, seepage, infiltration, abandonment, dumping, disposal or storage of any hazardous or industrial waste, substance or contamination, effluent, sewage, pollution or detrimental or deleterious material or substance (including without limitation asbestos), nor the disposal, storage or abandonment on the Land of any material, tank or container holding or contaminated by any of the foregoing or residues thereof, nor the installation of any material or product containing or composed of any of the foregoing, in, on, from under or above the Land (the foregoing occurrences being hereinafter collectively called “Environmental Hazard”), or (b) any violation, or state of facts or condition which would result in a violation, of any federal, state or local statute, law, code, rule, regulation or order applicable to any Environmental Hazard (the foregoing being hereinafter collectively called “Legal Violation”). In the event of the violation of the foregoing by either party, in additional to all other rights and remedies available under this Lease, regardless of when the existence of the Environmental Hazard or Legal Violation is determined, the party responsible for such Legal Violation shall, immediately upon notice from the other party, at the party’s sole cost and expense, either (a) take all action necessary to test, identify, and monitor the Environmental Hazard and to remove the Environmental Hazard from the Land and dispose of the same and restore the Land and/or Building to the condition existing prior to such removal, and/or to remedy any Legal Violation, all in accordance with applicable federal, state and local statutes, laws, codes, rules, regulations or orders; or (b) reimburse the other party for all costs and expenses incurred in testing, investigating, identifying and monitoring the Environmental Hazard in removing and disposing of the Environmental Hazard and in restoring the Land, and/or in remedying any Legal Violation. Each party shall defend with legal counsel reasonably acceptable to the other party, indemnify and save harmless the other party against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including architects’ and attorneys’ fees and disbursements which may be imposed upon or incurred by or asserted, whether by any governmental authority, by reason of any violation or alleged violation of any of the foregoing provisions of this Section.

16.2 Survival. Each covenant, agreement, representation, warranty and indemnification contained in this Article shall survive the termination of this Lease and shall remain effective until all such obligations have been completely performed and satisfied.

ARTICLE 17

DEFAULT BY TENANT

17.1 Anticipatory Repudiation. If Tenant notifies Landlord or otherwise unequivocally demonstrates an intention to repudiate this lease and Tenant’s obligations hereunder prior to the Commencement Date, Landlord may, at its option, deem such action as a breach of this lease. In addition to any other rights or remedies available to Landlord hereunder or by law, Landlord may retain all Base Rent paid pursuant to the provisions of this Lease as damages incurred as a result of Tenant’s repudiation of its obligations hereunder. Such damages shall include, without limitation, the costs and expenses of reletting the Premises including without limitation, the costs of alterations and repairs, dividing and subdividing of the Premises in connection therewith, brokerage commissions or other similar expenses paid on account of this lease and any subsequent reletting of the Premises, reasonable attorneys’ fees incurred in the negotiating of this lease and any replacement lease. In addition to the above Tenant shall pay to Landlord all costs and expenses incurred by Landlord for leasehold improvements made to the Premises in preparation of Tenant’s occupancy of the Premises to the extent such damages are not collected through Landlord’s reasonable reletting efforts.

17.2 Definition of Default. In addition to other instances of default specifically set forth in this Lease, Tenant is in default under this Lease if: (a) Tenant shall fail to pay rent or any part thereof within thirty (30) days after the same becomes due, after Landlord has provided thirty (30) days notice to Tenant of such failure to pay rent; (b) Tenant shall fail to pay any other charge, assessment or amount it is obligated to pay hereunder within the time period specified, or if no time period is specified, within thirty (30) days after the same becomes due provided that Landlord has provided thirty (30) days notice to Tenant; (c) Tenant shall fail to observe or perform any of the other covenants herein contained, and on Tenant’s part to be observed and performed, and such default shall continue for thirty (30) days after written notice thereof is given to Tenant, or if such default in observance or performance of such other covenants cannot reasonably be cured within said thirty (30) day period, then such longer time as may be required, provided that tenant shall within said period commence such cure and thereafter diligently prosecute the same to completion; (d) if Tenant then owning this Lease shall become bankrupt, or file any debtor proceedings, or any case or proceeding, voluntary or involuntary, be filed by or against Tenant as debtor under any provision of the Federal Bankruptcy Code and such proceeding shall not be dismissed or discharged within thirty (30) days from the date of the filing thereof, or if any case or proceeding be filed by or against Tenant under any State statute governing any debtor-creditor rights, seeking to have an order or decree rendered against Tenant directing any readjustment, arrangement, composition or reduction of Tenant’s debts, liabilities or obligations, or making any assignment for the benefit of creditors; (e) Tenant shall vacate or abandon the Premises; (f) Tenant shall cease to occupy the Premises or shall remove substantially all of Tenant’s personal property therefrom; (g) this Lease or any estate or interest of Tenant hereunder shall become subject to any attachment or judgment, or to any lien, charge or encumbrance not consented to by Landlord pursuant to the provisions of this Lease; (h) any guarantor of this Lease shall default under any guaranty of this Lease, or shall repudiate or revoke any such guaranty of any obligation under such guaranty, or any event described above shall occur respecting any guarantor of this Lease.

17.3 Landlord’s Remedies. In the event of default:

(a) Right of Re-entry. Landlord may at once re-enter the Premises or any part thereof in the name of the whole and, upon or without such entry, at its option, terminate this Lease and may expel and remove from the Premises Tenant and any persons claiming under Tenant and its and their effects without being deemed guilty of any trespass or becoming liable for any loss or damage occasioned thereby, without prejudice to any other right or remedy of action, including summary possession, which Landlord may have for rent or any other indebtedness owing by Tenant hereunder, whether theretofore or thereafter accruing or to accrue, or damages for any preceding or other breach of contract.

(b) Summary Possession. Whether or not Landlord shall have taken any action above permitted, Landlord may bring an action for summary possession in case of such default, and in any such action, service of prior notice or demand is hereby expressly waived. Landlord, at its option, may assert its claim for unpaid rents in such action or may institute a separate action for the recovery of rent.

(c) Removal of Persons and Property. In the event of such resumption of possession under this Lease, whether by summary proceedings or otherwise, Landlord, or any receiver appointed by a court having jurisdiction, may dispossess and remove all persons and property from the Premises, and any property so removed may be stored in any public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord shall not be responsible for the care or safekeeping thereof, and Tenant hereby waives any and all claims against Landlord and Landlord’s Affiliates for loss, destruction, and/or damages or injury which may be occasioned in the exercise of any of the aforesaid acts.

(d) Damages, Attorneys’ Fees and Costs. Any party in default of this Lease shall be responsible for and shall pay all damages, attorneys’ fees and costs which may have been incurred by the other party as a result of such default.

(e) Election to Terminate Lease. No re-entry or taking of possession of the Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice that this Lease is terminated is given or an order is secured stating that this Lease is terminated. The effective date of termination of this Lease shall be as of the date set forth or provided in the notice or order aforementioned, as the case may be.

(f) Reletting of Premises. Landlord may from time to time, upon termination of this Lease, relet the Premises or any part thereof for the account of Tenant or any part thereof, for all or any portion of the remainder of the Term to a tenant or tenants satisfactory to Landlord, and at such rental or rentals as may, in the exercise of reasonable efforts, be obtained, with the right of Landlord to put the Premises in good order and condition and to make reasonable alterations and repairs to facilitate such reletting at Tenant’s expense. Landlord shall receive such rentals and apply them, first to the payment of the expenses of recovering possession of the Premises and the re-renting thereof, including without limitation, all attorneys’ fees and brokers’ commissions, together with such expenses as Landlord may have incurred in putting the Premises in good order and condition or in making such alterations and repairs, and then to the payment of rent and to the fulfillment of the covenants of Tenant, the balance, if any, to be paid over to Tenant, provided that Tenant shall remain liable for any deficiency, which deficiency Tenant agrees to pay monthly as the same may accrue. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(g) Liquidated Damages. In the event this Lease is terminated by reason of any breach of the Lease by Tenant or because of any other event entitling Landlord to so terminate as hereinabove set forth, all remaining lease payments contained herein shall become immediately due and payable to compensate Landlord for damages. Said damages shall include the cost of putting the Premises in good order and condition, the cost (including commissions) of reletting the Premises and any deficiency between the remaining rent provided herein and the amount Landlord is able to lease the Premises to another tenant for the remainder of the term. Landlord shall use its best efforts to relet the Premises. To the extent the accelerated lease payments exceed Landlord’s damages, the excess amount shall be returned to the Tenant.

(h) Broker’s Fee. On any termination of this Lease under the provisions of this Lease, Tenant shall, without limitation as to any other liability to Landlord hereunder, become liable to Landlord for the then unamortized portion of any broker’s or real estate agent’s commission paid by Landlord for or in connection with the execution of this Lease (amortization to be computed on a straight-line basis over the full Term).

17.4 Remedies are Cumulative. Each and all of the remedies given to Landlord hereunder are cumulative and the exercise of one right or remedy by Landlord shall not impair Landlord’s right to any other remedy.

ARTICLE 18

POSSESSION, SURRENDER AND TERMINATION

18.1 Possession. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the Term, this lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. No delay in delivery of possession shall operate to extend the Term hereof.

18.2 Holding Over With Landlord’s Consent. Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month-to-month at the then current monthly Basic Rent, and shall otherwise be on the terms and conditions herein specified. If at the expiration or other termination of this lease, without the consent of Landlord, Tenant continues in possession of the Premises, either actually or constructively, then Tenant shall be liable to Landlord for any and all consequential damages sustained by Landlord as a result of such continued possession and shall pay monthly rent in an amount equal to two hundred percent (200%) of the monthly Basic Rent due and paid or still owing by Tenant during the immediately preceding rent period in addition to Building Operating Expenses, additional rent and any other sums due and owing hereunder.

18.3 Surrender. Unless Landlord specifically directs Tenant in writing to leave any leasehold improvements or fixtures in the Premises no later than sixty (60) days prior to the Termination Date, upon the expiration of the Term (or sooner termination, if applicable), Tenant shall, at Tenant’s sole cost and expense, remove from the Premises all of Tenant’s leasehold improvements, including without limitation, interior and exterior signs, trade fixtures and equipment, and other such items that have been installed or placed on the Premises by Tenant, by Tenant’s predecessors in interest, or which have been installed or placed therein for the benefit of or on behalf of Tenant or Tenant’s predecessors (all of which are hereinafter referred to as “Tenant’s Property”), and Tenant shall repair all damage resulting from such removal. Tenant shall thereupon surrender the Premises to Landlord together with all keys to the Premises at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. If this lease is terminated prior to its natural expiration due to Tenant’s failure to fully and faithfully perform all of the terms, covenants and conditions of this lease to be performed by Tenant, Tenant shall nevertheless remove Tenant’s Property from the Premises in the manner aforesaid within thirty (30) days after receipt of written direction to do so from Landlord. If Tenant fails to remove any of Tenant’s Property as provided above, Landlord may, but is not obligated to, at Tenant” expense, remove all of Tenant’s Property, not so removed and repair all damage to the Premises resulting from such removal and may, but is not obligated to, at Tenant’s expense, store the same in any public or private warehouse. Landlord shall have no liability to Tenant for any loss or damage to Tenant’s Property, caused by or resulting from such removal or otherwise. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. Any of Tenant’s Property which is unclaimed by Tenant subsequent to sixty (60) days after the termination of this lease shall be considered abandoned and may be disposed of at Landlord’s discretion.

18.4 Tenant’s Right to Terminate. Notwithstanding anything in this Lease to the Contrary, in the event of a Material Change (as defined below), Tenant shall have the right to terminate the lease by providing Landlord ninety (90) days notice and paying Landlord a Termination Fee (as defined below).

(a) Material Change. A material change in Tenant’s business plan or climate such as (i) the sale of all or a material portion of Tenant, (ii) a change in control of Tenant, (iii) a significant downsizing of Tenant’s workforce to less than 10 people for two (2) consecutive calendar quarters, (iv) a relocation of Tenant’s business operations to outside the State of Nebraska, or (v) a material reorganization of one or more of the product lines of Tenant.

(b) Termination Fee. The Termination Fee shall equal the un-ammortized amount of the Tenant Improvement Allowance provided by Landlord as defined in Exhibit C, plus 6 months base rent at time of termination, plus 6 months Tenant’s share of Building Operating Expenses.

18.5 Compliance with Applicable Law. Prior to surrender or earlier termination of this Lease, if requested by Landlord, Tenant shall, provide Landlord with reasonable evidence satisfactory to Landlord, that Tenant has fully and completely complied with all laws, regulations, ordinances or orders of any governmental authority having jurisdiction therefor, including without limitation, full compliance with all Environmental Laws which shall include taking all actions as are necessary to return the Premises and surrounding area to the condition existing prior to the introduction of any Hazardous Substances onto the Premises.

18.6 Continuing Obligations. As a condition precedent to Tenant’s surrender of this Lease, Tenant shall fully comply with all of its obligations, duties and responsibilities hereunder, the completion of which shall be reasonably determined by Landlord. Tenant shall not be deemed to have surrendered this Lease, nor shall this Lease be deemed to be terminated, nor shall Landlord be required to accept Tenant’s purported surrender of possession of the Premises, unless and until Tenant shall have so complied with Tenant’s obligations under this Article and the failure to so comply shall be a material breach of this Lease. Until the terms, covenants and conditions of this Lease are fully complied with, Tenant shall continue to pay monthly rent as provided in this Lease (regarding holdover tenants without the Landlord’s consent), shall continue to pay all Operating Expenses and other additional rent and shall fully comply with the terms and conditions of this Lease until such time as the terms of this Article are fully complied with. Nothing contained in this Article shall diminish or otherwise limit Tenant’s covenant and agreement to indemnify, defend and hold the Landlord harmless under any other provision of this Lease beyond the termination or surrender of this Lease.

ARTICLE 19

ACCESS OF LANDLORD TO THE PREMISES

19.1 Right of Access. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times to inspect and examine the same and determine the state of repair and condition thereof, to maintain the Building, to perform any service provided by Landlord to Tenant hereunder, and to make repairs, alterations and additions to, and to inspect and examine, any portion of the Building, including duct work, utilities and similar facilities within the Premises, with the right to erect and maintain such scaffolding, canopies, fences and props as may be required, and all without any rebate of rent or liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, provided, however, that all such work shall be done promptly and in such manner and during such hours as to cause as little interference as is reasonably possible. Tenant will also permit the Landlord and Landlord’s agents, at all reasonable times during the Term, to enter the Premises to perform any inspections and/or analysis of the Premises to assure Landlord of Tenant’s compliance with applicable Environmental Laws and with the requirements of this Lease, and to perform disability access surveys to assure Landlord of Tenant’s compliance with applicable Disability Access Laws, provided that such work shall be done in such a manner and during such times as to cause minimal interruption with Tenant’s quiet enjoyment of the Premises. If such inspection or analysis indicates that Tenant’s occupancy or operation of its business on the Premises may be in violation of any Environmental Laws or Disability Access Laws, then Tenant shall immediately take whatever action is required to bring the Premises and Tenant’s operations into compliance with all applicable laws, regulations, statutes, ordinances, and similar regulatory rule and/or requirement. Landlord shall give Tenant prior notice of any such entry except in emergencies.

19.2 No Restricted Access. No additional locks, other devices or systems which would restrict access to the Premises shall be placed upon any doors without the prior written consent of Landlord. Landlord’s consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the Premises for emergency and routine maintenance purposes. If Landlord provides cleaning, janitorial or recycling services to tenants of the Building, then unless access to the Premises is provided during the hours when such service are normally rendered, Landlord shall not be responsible for providing such services to the Premises or to those portions thereof which are inaccessible. Landlord’s inability to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in rent.

19.3 Prospective Tenants. Tenant will also permit Landlord to bring prospective tenants upon the Premises to view the same at reasonable times from time to time within one hundred twenty (120) days prior to the expiration of the Term.

ARTICLE 20

WAIVER

20.1 Waiver. Landlord’s failure to take advantage of any default or breach of covenant on the part of Tenant shall not be construed as a waiver thereof, nor shall any custom or practice which may grow up between Landlord and Tenant in the course of administering this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant or condition hereof, or to waive or lessen the right of Landlord to exercise any rights given Landlord on account of any such default. A waiver by Landlord of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default. The acceptance of rent or any other sum due hereunder shall not be, or be construed to be, a waiver of any breach of any term, covenant or condition of this Lease, whether or not Landlord has knowledge of such breach at the time of such acceptance.

ARTICLE 21

LANDLORD’S LIABILITY

21.1 Landlord’s Failure to Perform. Landlord shall not be deemed to be in default in the performance of any obligation required by it under this Lease unless and until it has failed to perform such obligation within fifteen (15) days after written notice has been delivered by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided that if the nature of Landlord’s obligation is such that more than fifteen (15) days are required for its performance, Landlord shall complete performance of its obligation no later than thirty (30) days after receiving written notice of default from Tenant. Notwithstanding the above, Tenant shall have the right to terminate this lease if Landlord fails to complete performance within thirty (30) days of notice from Tenant and Tenant in Tenant’s reasonable opinion cannot continue to operate its business on the leased premises.

21.2 Non-Liability of Landlord. Landlord shall not be liable for any damage done or occasioned by or from the electrical system or appliance connected thereto, odors, smoke, noise no matter what the source, plumbing, sewer or cesspool systems, upon or about the Premises, the Building, or the Town Center, nor for damages occasioned by water being upon or coming through the roof, trapdoor, walls, windows, doors, pipes, water heaters or otherwise. Landlord shall not be liable for any damage to Tenant’s leasehold improvements, fixtures, personal property, business records, or merchandise resulting from fire or other insurable hazards, regardless of the cause thereof; and Tenant hereby releases Landlord from all liability for such damage. In addition, Landlord shall not be liable for the failure of any utility service provider to supply utilities to Tenant, and any and all damages arising from such failure shall be borne by Tenant, and Tenant specifically releases Landlord from any and all damages directly or indirectly caused by such failure of utility service to the Premises.

21.3 Damage Caused by Other Tenants and Persons. Landlord shall not be liable or responsible for any loss or damage sustained by Tenant, the Premises, Tenant’s Property, Tenant’s agents, employees, clients, business guests, invitees, or subtenants, by reason of the acts, omissions, negligence or malice of any other tenants, employees and agents of such tenants, other occupants or licensees of the Building, or any owners or occupants of adjoining or contiguous properties, or of any other persons.

21.4 Sale or Assignment by Landlord. The term “Landlord” as used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Property of which the Building and the Premises are a part; each Landlord shall be automatically freed and relieved from all liability respecting the performance of any covenants or obligations on the part of Landlord contained in this Lease upon a sale, conveyance or assignment of its interest in the Property, except as to obligations already accrued. Upon any such sale, conveyance or assignment, the buyer, grantee or assignee shall become responsible for all of the covenants and conditions herein contained and on the part of Landlord to be observed or performed after the time of such sale or conveyance.

21.5 Limitation on Liability. In the event Landlord is a trust or partnership, if Landlord fails to perform any covenant or obligation on the part of Landlord contained in this Lease, Tenant may proceed only against the trust or partnership and may recover only from the assets of the trust or partnership or the interest of the general partners in the partnership, and any money judgment recovered by Tenant shall be satisfied only out of the proceeds of sale recovered upon execution of such judgment and levied thereon against the right, title and interest of the Landlord in the Building or the Property. Tenant shall have no right to proceed against or recover any deficiency from any trustee or partner of Landlord, individually or collectively, or Landlord’s Affiliates, except to the extent provided in the preceding sentence. The same is true for Tenant in the event that Tenant is a partnership or corporation unless the officers, directors or partners have executed personal guarantees in connection with the obligations of this Lease.

21.6 Commercial Purposes. The parties stipulate that the Premises is being leased exclusively for business, commercial, mercantile, restaurant or retail purposes as such terms are consistent with local zoning ordinances or Nebraska statutes.

ARTICLE 22

FORCE MAJEURE

Unless otherwise specifically provided herein, if either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor disputes or disturbances, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or any other reason of a like nature not the fault of the party delayed in performing work or doing acts required by this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.

ARTICLE 23

INTEREST

Interest shall be charged to Tenant on late payments of rent and other sums due hereunder from the date such payment becomes due until it is received by Landlord, at the rate of ten (10) percent annual interest.

ARTICLE 24

MISCELLANEOUS

24.1 Limitation of Interests. Nothing herein shall be construed as creating or transferring to Tenant any interest in the Property or the Building not specifically identified in this Lease. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease, abate rent or otherwise impose any liability on Landlord.

24.2 Time of Essence. Time is of the essence of this lease.

24.3 Execution by Landlord. The submission of this examination does not constitute a reservation of or lease the Premises, and this Lease shall become as a Lease only upon execution and delivery thereof by and between Tenant and Landlord.

24.4 Renewal. Except for Tenant’s rights to extend granted hereunder, Landlord shall have no obligation to extend or renew this Lease upon termination or to enter into another lease of the Premises with Tenant upon termination of this Lease. Upon termination of this Lease, Landlord may lease the Premises to whomever it chooses for the operation therein of a business that is the same as or different from that operated by Tenant in the Premises.

24.5 Notices. All notices hereunder shall be given or served for all purposes by being sent as registered or certified mail, delivered to addressee only, postage prepaid addressed to Tenant at its post office address hereinabove set forth or at such other post office address as Tenant may from time to time designate in writing by notice to Landlord, or to Landlord at its office hereinabove set forth or at such other post office address as Landlord may from time to time designate to Tenant, or (b) delivered personally to Tenant (if Tenant is an individual), to a partner of Tenant (if Tenant is a partnership), or to an officer of Tenant (if Tenant is a corporation), or (c) delivered to a partner or Landlord. Any such notice shall be deemed conclusively to have been given or served three (3) days after the date of such delivery, or upon the date of such personal delivery. If there is more than one Tenant, mailing or personal service to anyone thereof shall be construed as notice to all Tenants.

24.6 Reimbursement of Landlord’s Processing Costs. Tenant shall reimburse Landlord for all costs and expenses (including attorneys’ and other professional fees) incurred by Landlord in processing all consents and approvals requested of Landlord by tenant including, but not limited to, the preparation and review of all documents, plans or specifications in connection therewith. Provided that the Tenant has approved in advance, the amounts of such costs and expenses shall be payable to Landlord on demand and, if not paid, shall carry interest as above provided in this Lease. Failure to pay such amounts shall also constitute a default under this Lease entitling the Landlord to exercise its rights upon default by Tenant.

24.7 Severability. If for any reason whatever any of the provisions hereof shall be unenforceable or ineffective, all other provisions shall be and remain in full force and effect.

24.8 Entire Agreement. The provisions of this Lease constitute the entire agreement of Landlord and Tenant. No terms, conditions, warranties, promises or undertakings of any nature whatever, express or implied, exist except as herein expressly set forth.

24.9 Successors. Except as provided in this Lease, all of the covenants, agreements, terms and conditions contained herein shall apply to, accrue to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

24.10 Joint and Several Obligations. In any case where this Lease is signed by more than one person as Tenant, the obligations of such persons hereunder shall be joint and several.

24.11 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Nebraska and the exclusive venue for any action filed hereunder shall be courts State or Federal in Lancaster County Nebraska.

24.12 Article and Section Headings. The article and section headings herein are for convenience of reference, and shall in no way define, limit or describe the scope or intent of any provisions of this Lease.

24.13 Short-Form Lease. This Lease shall not be recorded by either Landlord or Tenant; provided, however, that upon request by either party, the other party will execute and deliver to any party requesting the same a recordable short-form counterpart of this Lease, stating the names of the parties, the Term, the description of the Premises, and the nature of any options for renewal. Requesting party shall provide the form and shall pay the reasonable costs associated with the preparation of the short-form lease.

24.14 Dispute Resolution.

(a) Negotiation. If, after their best efforts to settle any dispute, claim, question, or disagreement arising out of or relating to this Agreement (“Dispute”), the parties cannot satisfactorily resolve the Dispute, either party may deliver written notice (a “Dispute Notice”) to the other describing the Dispute and requesting a remedy thereof.

(b) Mediation. In the event a dispute shall arise between the parties to lease, the parties agree to participate in a mediation in accordance with the mediation procedures of United States Arbitration & Mediation. If the parties cannot agree upon a mediator, each shall select one name from a list of mediators maintained by any bona fide dispute resolution provider; the two selected will then choose a third person who will then serve as mediator. The parties agree to have business leaders from each company participate in the mediation, including being present in the mediation session(s). The parties will have thirty (30) days in which to commence the first mediation session following the conclusion of their good faith negotiations. The parties agree that any mediated settlement agreement may be converted to an arbitration award or judgment and enforced according to the governing rules of civil procedure. The parties further confirm that their motivating purpose in selecting mediation is find a solution that serves their respective and mutual interests, including their continuing business and professional relationship.

24.15 Right of First Refusal. Tenant shall be given notice of further available space on the 2nd floor of the Premises within fifteen (15) days of Landlord’s knowledge of availability of any termination of any other lease on the 2nd floor of the Premises. Notice will be provided with the intent to offer the space for lease by Tenant. Landlord shall provide to Tenant the first option to lease the space within the terms of this Section 24.15. Tenant shall have Ten (10) business days to notify Landlord of intent to Lease available space and shall execute a Lease agreement on such space within Fifteen (15) days of said notice or forego the Right of First Refusal upon which Landlord may then Lease the space to other parties.

END OF GENERAL CONDITIONS

SIGNATURE PAGE FOLLOWS

All terms, covenants, and conditions contained in the Specific Provisions, the General Conditions and any Exhibits attached hereto are made a part of this Lease and are hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first written above.

LANDLORD	NEBCO, INC., a Nebraska corporation

	By:	/s/ Robert E. Miller
Robert E. Miller, Vice President

TENANT	FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC., a Delaware Corporation

	By:	/s/ Christopher S. Heming
Christopher S. Henming
SVP, Operations & IT

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